UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2015

Oramed Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35813	98-0376008
(Commission File Number)	(IRS Employer Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

+972-2-566-0001

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on August 11, 2015. The final voting results are set forth below.

Stockholders voted on the following proposals:

Proposal No. 1 — Re-election of Directors.

The stockholders re-elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows:

Director Name	For	Against	Abstain	Broker Non-Votes
Nadav Kidron	3,469,253	101,687	14,717	3,322,933

Miriam Kidron	3,466,710	102,596	16,351	3,322,933

Leonard Sank	3,492,857	51,665	41,135	3,322,933

Harold Jacob	3,504,880	39,942	40,835	3,322,933

Michael Berelowitz	3,467,144	100,805	17,708	3,322,933

Gerald Ostrov	3,505,725	39,497	40,435	3,322,933

Proposal No. 2 — Ratification of Auditors.

The stockholders ratified the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending August 31, 2015. The votes were as follows:

For	Against	Abstain	Broker Non-Votes

6,699,311	59,389	149,890	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oramed Pharmaceuticals Inc.

Date: August 12, 2015	By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
	Title:	President and CEO

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